UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 11, 2013

BOLDFACE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-148722	02-0811868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1309 Pico Blvd. Suite A Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 450-4501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 11, 2013, BOLDFACE Group, Inc. (“BOLDFACE”) and its wholly-owned subsidiary BOLDFACE Licensing + Branding (“BLB” and, together with BOLDFACE, the “Company”) entered into a settlement agreement and mutual general release (the “Settlement Agreement”) with Chroma Makeup Studio, LLC (“CMS”) to settle any and all claims between the Company and CMS as previously disclosed in the Company’s periodic reports.  Pursuant to the terms of the Settlement Agreement, the parties have agreed that the terms of the Settlement Agreement are to remain confidential.

Pursuant to the terms of the Settlement Agreement, and with no admission of any liability, the Company has agreed to pay CMS a cash amount over a period of one year commencing on December 31, 2013 and ending on December 31, 2014.  The total cash amount that the Company has agreed to pay CMS is lower than the amount the Company reserved for any payments to be made in connection the dispute.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, BOLDFACE Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLDFACE GROUP, INC.

/s/ Ashumi Shippee
Ashumi Shippee
Chief Financial Officer

Dated: December 16, 2013

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